                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 45 to Registration  Statement No. 33-14567 on Form N-1A of our reports dated
February 9, 2007, relating to the financial  statements and financial highlights of American Century Variable  Portfolios,  Inc.,  including VP Balanced Fund, VP
Capital  Appreciation Fund, VP Income & Growth Fund, VP International  Fund,
VP Large Company Value Fund, VP Mid Cap Value Fund, VP Ultra Fund, VP Value Fund
and VP Vista  Fund,  appearing  in the Annual  Report on Form N-CSR of  American
Century Variable  Portfolios,  Inc. for the year ended December 31, 2006, and to
the  references  to  us  under  the  headings  "Financial   Highlights"  in  the
Prospectuses and "Independent  Registered Public Accounting Firm" and "Financial
Statements" in the Statement of Additional  Information,  which are part of such
Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Kansas City, Missouri
April 6, 2007